Exhibit 10.10

PEAK RESOURCES LP

2024 LONG-TERM INCENTIVE PLAN

RESTRICTED UNIT AWARD AGREEMENT

Pursuant to this Restricted Unit Award Agreement, dated as of the Grant Date set forth in the Grant Notice below (this “Agreement”), Peak Resources GP LLC (the “Company”), as the general partner of Peak Resources LP (the “Partnership”), hereby grants to the individual identified in the Grant Notice below (the “Participant”) the following award of Restricted Units (“Restricted Units”), pursuant and subject to the terms and conditions of this Agreement and the Peak Resources LP 2024 Long-Term Incentive Plan (the “Plan”) and the Partnership Agreement, the terms and conditions of which are hereby incorporated into this Agreement by reference. Except as otherwise expressly provided herein, all capitalized terms used in this Agreement, but not defined, shall have the meanings provided in the Plan.

GRANT NOTICE

Subject to the terms and conditions of this Agreement, the principal features of this Award are as follows:

Participant: [•]

Number of Restricted Units: [NUMBER] Restricted Units

Grant Date: [•], 2024

Vesting: The Restricted Period shall lapse, and the Award shall vest in full, at such time when the price per Unit closes on the NYSE American (or such other stock exchange on which the Units are listed) at the greater of (x) $21.00 and (y) 1.20 multiplied by the initial public offering price, in each case, for a period of forty-five (45) consecutive trading days (the “Applicable Hurdle”), subject to the Participant’s continued Service through and including the achievement of the Applicable Hurdle.

Forfeiture of Restricted Units: In the event of a termination of the Participant’s Service for any reason, all Restricted Units that have not vested prior to such termination of Service shall thereupon automatically be forfeited by the Participant without further action and for no consideration.

Distributions: The Participant shall be the record owner of the Restricted Units unless and until such Restricted Units are cancelled, forfeited, sold or otherwise disposed of, and as record owner shall be entitled to all rights of a Unitholder, including, without limitation, voting rights, if any, with respect to the Restricted Units and the right to receive distributions, if any, while the Restricted Units are held in custody.

TERMS AND CONDITIONS OF RESTRICTED UNITS

1. Grant. The Company hereby grants to the Participant, as of the Grant Date, an Award of the number of Restricted Units set forth in the Grant Notice above, subject to all of the terms and conditions contained in this Agreement, the Plan, and the Partnership Agreement.

2. Restrictions. Except as otherwise provided in the Plan or this Agreement, the Restricted Units may not, any time prior to becoming vested, be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall result in such Restricted Units being automatically cancelled by the Company. In such case, all of the Participant’s rights to such Restricted Units shall immediately terminate.

3. Vesting and Forfeiture.

(a) Vesting. Subject to Section 3(b) below, the Restricted Units shall vest in such amounts and at such times as are set forth in the Grant Notice above.

(b) Accelerated Vesting. In the event of a Change in Control, all unvested Restricted Units held by the Participant shall immediately vest in full, and any conditions associated with such Restricted Units under this Agreement or otherwise shall be deemed to have been fully satisfied, subject to the Participant’s continued Service through and including the date of the consummation of such Change in Control.

(c) Forfeiture. In the event of a termination of the Participant’s Service for any reason, all Restricted Units that have not vested prior to such termination of Service shall thereupon automatically be forfeited by the Participant without further action and for no consideration.

4. Tax Withholding; Section 83(b) Election; Tax Consultation.

(a) The Company and/or its Affiliates shall have the authority and the right to deduct or withhold, or to require the Participant to remit to the Company and/or its Affiliates, an amount sufficient to satisfy all applicable federal, state, local and foreign taxes (including the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event arising in connection with the Restricted Units and any distributions received thereon. In satisfaction of the foregoing requirement, unless otherwise determined by the Committee, the Company and/or its Affiliates shall withhold (or provide for the purchase by an Affiliate of the Company of) from any cash or equity remuneration (including, if applicable, any of the Units issued under this Agreement) then or thereafter payable to the Participant an amount equal to the aggregate amount of taxes required to be withheld with respect to such event. If such tax obligations are satisfied through the withholding or surrender of Units pursuant to this Agreement, the maximum number of Units that may be so withheld (or surrendered) shall be the number of Units that have an aggregate Fair Market Value on the date of withholding (or surrender) equal to the aggregate amount of taxes required to be withheld, determined based on the greatest withholding rates for federal, state, local and foreign income tax and payroll tax purposes that may be used without resulting in adverse accounting, tax or other consequences to the Partnership, the Company or any of their respective Affiliates (other than immaterial administrative, reporting or similar consequences), as determined by the Committee.

(b) By accepting this Award, the Participant acknowledges that Section 83 of the Code generally requires that the applicable portion of the Award be taxed to Participant as ordinary income at the time the Restricted Units vest. The Participant also acknowledges that, provided that the Participant is a U.S. citizen, the Participant may elect to be taxed at the Grant Date rather than at the time the Restricted Units vest by filing an election under Section 83(b) of the Code with the Internal Revenue Service and by providing a copy of the election to the Partnership. THE PARTICIPANT ACKNOWLEDGES THAT THE PARTICIPANT HAS BEEN INFORMED OF THE AVAILABILITY OF MAKING AN ELECTION IN ACCORDANCE WITH SECTION 83(b) OF THE CODE; THAT SUCH ELECTION MUST BE FILED WITH THE INTERNAL REVENUE SERVICE (AND A COPY OF THE ELECTION GIVEN TO THE PARTNERSHIP) WITHIN 30 DAYS OF THE GRANT DATE; AND THAT THE PARTICIPANT IS SOLELY RESPONSIBLE FOR MAKING SUCH ELECTION.

(c) The Participant further acknowledges that the tax consequences associated with this Award are complex and that the Company has urged the Participant to review with the Participant’s own tax advisors the federal, state and local tax consequences of this Award. None of the Board, the Committee, the Company, the Partnership nor any Affiliate of any of the foregoing has made any warranty or representation to the Participant with respect to the tax consequences of the issuance, holding, vesting, payment, settlement or other occurrence with respect to the Restricted Units or the transactions contemplated by this Agreement, and the Participant represents that he or she is in no manner relying on such entities or their representatives for tax advice or an assessment of such tax consequences.

5. Book Entry; Stop-Transfer Instructions; Refusal to Transfer. Reasonably promptly and in all events, no more than three (3) business days following the Grant Date, the Company shall cause this Award to be entered as book entry Restricted Units in the Partnership’s ledger, which ledger shall bear the following (or a similar) legend in addition to any other legends that may be required under federal or state securities laws:

“THE TRANSFERABILITY OF THE UNITS REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) CONTAINED IN THE PEAK RESOURCES LP 2024 LONG-TERM INCENTIVE PLAN AND THE RESTRICTED UNIT AWARD AGREEMENT DATED AS OF [DATE], 2024 ENTERED INTO BY AND AMONG THE REGISTERED OWNER, PEAK RESOURCES GP LLC AND PEAK RESOURCES LP. A COPY OF THE PLAN AND THE RESTRICTED UNIT AWARD AGREEMENT ARE ON FILE AT THE OFFICES OF PEAK RESOURCES GP LLC.”

The Participant agrees that, to ensure compliance with the restrictions imposed by this Agreement, the Company may, only until such Restricted Units vest, issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Company of the Partnership transfers the Partnership’s securities, it may make appropriate notations to the same effect in its own records. The Company will not be required to (i) register any transfer of Restricted Units on the Partnership’s list of Limited Partners if such Restricted Units have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) treat as the owner of such Restricted Units, or to accord the right to vote or make distributions to any purchaser or other transferee to whom such Restricted Units have been so transferred. Upon or as soon as reasonably practicable following the vesting of the Restricted Units, subject to the Participant satisfying the tax withholding obligation under Section 4(a), the Participant shall be entitled to have the restrictions removed from the Participant’s book-entry account so that the Participant holds an unrestricted Unit. Notwithstanding the foregoing, such unrestricted Units shall be subject to such stop transfer orders and other restrictions as the Company may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Units are then listed, and any applicable federal or state laws, and the Company may cause a legend or legends to be inscribed on any such book entry to make appropriate reference to such restrictions. In addition to the terms and conditions provided herein, the Company may require that the Participant make such covenants, agreements, and representations as the Company, in its sole discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

6. Partnership Agreement. The Units issued hereunder shall be subject to the terms of the Plan and the Partnership Agreement. Upon the Grant Date, the Participant shall, automatically and without further action on the Participant’s part, (i) be admitted to the Partnership as a Limited Partner (as defined in the Partnership Agreement) with respect to the Units, and (ii) become bound, and be deemed to have agreed to be bound, by the terms of the Partnership Agreement.

7. No Effect on Service; No Right to Continued Awards. Nothing in this Agreement or in the Plan shall be construed as giving the Participant the right to be retained in the employ or service of the Company or any Affiliate thereof. Furthermore, the Company and its Affiliates may at any time dismiss the Participant from employment, service or consulting free from any liability or any claim under the Plan or this Agreement, unless otherwise expressly provided in the Plan, this Agreement, or any other written agreement between the Participant and the Company or an Affiliate thereof. The grant of the Restricted Units is a one-time Award and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future. Future Awards will be at the sole discretion of the Committee.

8. Severability. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Agreement, such provision shall be stricken as to such jurisdiction, and the remainder of this Agreement shall remain in full force and effect.

9. Entire Agreement; Amendments, Suspension and Termination. This Agreement, the Plan, and the Partnership Agreement constitute the entire agreements of the parties with regard to the subject matter hereof, and contain all the covenants, promises, representations, warranties and agreements between the parties with respect to the Restricted Units granted hereunder. To the extent expressly permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. Except as provided in the preceding sentence, this Agreement cannot be modified, altered or amended, except by an agreement, in writing, signed by both the Partnership and the Participant.

10. Lock-Up Agreement. The Participant shall agree, if so requested by the Company or the Partnership and any underwriter in connection with any public offering of securities of the Partnership or any Affiliate thereof, not to directly or indirectly offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise dispose of or transfer any Units held by the Participant for such period, not to exceed one hundred eighty (180) days following the effective date of the relevant registration statement filed under the Securities Act in connection with such public offering, as such underwriter shall specify reasonably and in good faith. The Company or the Partnership may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period. Notwithstanding the foregoing, the 180-day period may be extended in the discretion of the Company for up to such number of additional days as is deemed necessary by such underwriter or the Company or Partnership to continue coverage by research analysts in accordance with FINRA Rule 2711 or any successor or other applicable rule.

11. Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, any and all regulations and rules promulgated by the SEC thereunder, and all applicable state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Restricted Units are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent required by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations. The inability to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s or the Partnership’s legal counsel to be necessary for the lawful issuance and sale of any Units hereunder will relieve the Company, the Partnership and any of their respective Affiliates of any liability in respect of the failure to issue such Units as to which such requisite authority has not been obtained.

12. Adjustments; Clawback. The Participant acknowledges that the Restricted Units are subject to modification and forfeiture in certain events as provided in this Agreement and Section 7 of the Plan. The Participant further acknowledges that the Restricted Units, whether vested or unvested and whether or not previously issued, are subject to clawback as provided in Section 8(o) of the Plan.

13. Successors and Assigns. The Company or the Partnership may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company and the Partnership. Subject to the restrictions on transfer contained herein, this Agreement shall be binding upon and inure to the benefit of the Participant and the Participant’s heirs, executors, administrators, successors and assigns.

14. Governing Law. The validity, construction, and effect of this Agreement and any rules and regulations relating to this Agreement shall be determined in accordance with the laws of the State of Delaware without regard to its conflicts of laws principles.

15. Headings. Headings are given to the sections and subsections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision hereof.

16. Electronic Delivery; Electronic Acceptance. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by applicable law, to accept electronic delivery of any documents that the Company, the Partnership or any of their Affiliates may be required to deliver (including prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other award made or offered by the Company or the Partnership. Electronic delivery may be made via the electronic mail system of the Company, the Partnership or one of their Affiliates or by reference to a location on an intranet site to which the Participant has access. The Participant hereby consents to any and all procedures the Company or the Partnership has established or may establish for an electronic signature system for delivery and acceptance of any such documents, including any process by which the Participant must click to accept (or otherwise electronically indicate acceptance of) the Participant’s rights and obligations under the terms and conditions of the Plan and this Agreement. By accepting this Agreement in accordance with the Company’s or the Partnership’s procedures in effect from time to time, the Participant acknowledges and agrees that such acceptance will constitute the Participant’s electronic signature and is intended to have the same force and effect as the Participant’s manual signature.

[Signature page follows]

The Participant’s signature below (or other method of acceptance in accordance with Section 16) indicates the Participant’s agreement with and understanding that this Award is subject to all of the terms and conditions contained in the Plan, the Partnership Agreement and in this Agreement, and that, in the event that there are any inconsistencies between the terms of the Plan and the terms of this Agreement, the terms of the Agreement shall control, and in the event that there are any inconsistencies between the terms of the Partnership Agreement and the terms of the Plan, the Plan shall control. The Participant further acknowledges that the Participant has read and understands the Plan, the Partnership Agreement and this Agreement, which contains the specific terms and conditions of this grant of Restricted Units. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement.

Peak Resources GP LLC a Delaware limited liability company

By:
Name: Title:

Peak Resources LP a Delaware limited partnership By:Peak Resources GP LLC Its:General Partner

By:
Name: Title:

PARTICIPANT

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